Exhibit 10.2
2006 LONG-TERM INCENTIVE PLAN
SECTION 1
GENERAL
       1.1     Purpose. ProLogis, a Maryland real estate investment trust, has established the Plan to:
      (a) attract and retain employees and other persons providing services to ProLogis and the Related Companies;
      (b) attract and retain as Outside Trustees the highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of ProLogis depends;
      (c) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
      (d) provide incentive compensation opportunities that are competitive with those of other corporations and real estate investment trusts; and
      (e) further identify Participants’ interests with those of ProLogis’s other shareholders through compensation that is based on the value of ProLogis’s common shares;
and thereby to promote the long-term financial interest of ProLogis and the Related Companies, including the growth in value of ProLogis’s equity and enhancement of long-term shareholder return.
      1.2     Defined Terms. The meaning of capitalized terms used in the Plan are set forth in Section 8.
      1.3     Participation. For purposes of the Plan, a “Participant” is any person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by ProLogis and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by ProLogis or the Related Companies.
SECTION 2
OPTIONS
       2.1     Definitions.
      (a) The grant of an “Option” under the Plan entitles the Participant to purchase Shares at an Exercise Price fixed by the Committee at the time the Option is granted. Options granted under this Section 2 may be either Incentive Share Options or Non-Qualified Share Options, as determined in the discretion of the Committee. Options granted to Outside Trustees shall be Non-Qualified Share Options.
      (b) A grant of a “share appreciation right” or “SAR” entitles the Participant to receive, in cash or Shares (as determined in accordance with the terms of the Plan) value equal to the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over (b) an Exercise Price established by the Committee at the time of grant.
      (c) An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a Share shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a Share at the time of such grant.

      2.2     Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 2 and shall determine the number of Shares subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may grant dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan.
      2.3     Limits on Incentive Share Options. If the Committee grants Incentive Share Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Share Options are exercisable for the first time by any individual during any calendar year (under all plans of ProLogis and all subsidiaries of ProLogis within the meaning of section 424(f) of the Code) exceeds $100,000, such Options shall be treated as Non-Qualified Share Options to the extent required by section 422 of the Code.
      2.4     Exercise Price. The “Exercise Price” of an Option or SAR shall be established by the Committee at the time the Option or SAR is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a Share on such date (or, if greater, the par value of a Share on such date).
      2.5     Exercise/ Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:
      (a) The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of Share ownership objectives by the Participant. Notwithstanding the foregoing, in no event shall an Option or SAR granted to any employee become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant’s death, Disability, Retirement, Change in Control or involuntary termination).
      (b) No Option or SAR may be exercised by a Participant after the Expiration Date applicable to that Option or SAR.
      2.6     Payment of Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:
      (a) Subject to the following provisions of this subsection 2.6, the full Exercise Price of each Share purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise through the use of cash equivalents, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the Shares so purchased shall be delivered to the person entitled thereto.
      (b) Subject to applicable law, the Exercise Price shall be payable in cash or cash equivalents, by tendering, by actual delivery or by attestation, Shares valued at Fair Market Value as of the day of exercise or by a combination thereof.
      2.7     Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on Shares acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Share ownership by the Participant and such other factors as the Committee determines to be appropriate.
      2.8     No Repricing. Except for either adjustments pursuant to subsection 4.3 (relating to the adjustment of shares), or reductions of the Exercise Price approved by ProLogis’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to ProLogis as consideration for the grant of a replacement Option or SAR with a lower exercise price. In addition, no repricing of an Option or SAR shall be permitted without the approval of ProLogis’s shareholders if such approval is required under the rules of any stock exchange on which Shares are listed.
      2.9     Tandem Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option right with respect to such share.
      2.10     Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that unless determined otherwise by the Committee at the time of grant, the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of:
      (a) the ten-year anniversary of the date on which the Option or SAR is granted;
      (b) if the Participant’s Termination Date occurs by reason of death, Disability or Retirement, the one-year anniversary of such Termination Date;
      (c) if the Participant’s Termination Date occurs for reasons other than Retirement, death, Disability or Cause, the three-month anniversary of such Termination Date; or
      (d) if the Participant’s Termination Date occurs for reasons of Cause, such Termination Date.
      In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted.
SECTION 3
FULL VALUE AWARDS AND CASH INCENTIVE AWARDS
       3.1     Definitions.
      (a) A “Full Value Award” is a grant of one or more Shares or a right to receive one or more Shares in the future, with such grant subject to one or more of the following, as determined by the Committee:

(i) The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(ii) The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(iii) The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

(iv) The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.
      (b) A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Shares having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.
      3.2     Special Vesting Rules. If an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with ProLogis or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject, to the extent provided by the Committee, to pro rated vesting over the course of such three-year period and to acceleration of vesting in the event of the Participant’s death, Disability, Retirement, Change in Control or involuntary termination). The foregoing requirements shall not apply to (a) grants made to newly eligible Participants to replace awards from a prior employer and (b) grants that are a form of payment of earned performance awards or other incentive compensation.

      3.3     Performance-Based Compensation. The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as “Performance-Based Compensation” within the meaning of section 162(m) of the Code and regulations thereunder. To the extent required by section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:
      (a) The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Criteria.
      (b) A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 3.3(b), such exercise of discretion may not result in an increase in the amount of the payment.
      (c) Except as otherwise provided by the Committee, if a Participant’s employment terminates because of death or Disability, or if a Change in Control occurs prior to the Participant’s Termination Date, the Participant’s Full Value Award or Cash Incentive Award shall become vested without regard to whether the Full Value Award or Cash Incentive Award would be Performance-Based Compensation.
Nothing in this Section 3 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, ProLogis or any Related Company from granting any Cash Incentive Awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 3 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.
SECTION 4
OPERATION AND ADMINISTRATION
       4.1     Effective Date, Approval Date and Effect on Prior Plans. The Plan will be effective as of the date it is adopted by the Board (the “Effective Date”); provided, however, that Awards granted under the Plan prior to the Approval Date will be contingent on approval of the Plan by ProLogis’s shareholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board Upon the Approval Date, no further awards will be made under the Prior Plans. Any awards made under the Prior Plans prior to the Approval Date shall continue to be subject to the terms and conditions of the applicable Prior Plan. If the Approval Date does not occur, awards may continue to be made under the Prior Plans subject to the terms and conditions thereof.
      4.2     Shares and Other Amounts Subject to the Plan. The Shares for which Awards may be granted under the Plan shall be subject to the following:
      (a) The Shares with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by ProLogis as treasury shares, including shares purchased in the open market or in private transactions.
      (b) Subject to the provisions of subsection 4.3, the number of Shares which may be issued with respect to Awards under the Plan shall be equal to the sum of: (i) 5,750,000 Shares; (ii) any Shares available for issuance as of the Approval Date under the Prior Plans and (iii) any shares that are represented by awards granted under the Prior Plans that are forfeited, expired, canceled or settled for cash after the Approval Date without delivery of Shares or which result in the forfeiture of the Shares to the extent that such Shares would have been added back to the reserve under the terms of the applicable Prior Plan. Except as otherwise provided herein, any Shares subject to an Award which for any reason is forfeited, expires or is terminated without issuance of Shares (including Shares that are not issued because Shares are tendered pursuant to subsection 4.7 and Shares attributable to Awards that are settled in cash) shall again be available under the Plan. Shares issued by ProLogis in connection with awards that are assumed or substituted in connection with a merger, acquisition or other corporate transaction shall not be counted against the number of Shares that may be issued with respect to Awards under the Plan.
      (c) Except as expressly provided by the terms of this Plan, the issue by ProLogis of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Trust convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.
      (d) To the extent provided by the Committee, any Award may be settled in cash rather than in Shares.
      (e) Subject to the following provisions of this subsection 4.2, the maximum number of Shares that may be delivered to Participants and their Beneficiaries with respect to incentive share options under the Plan shall be 5,750,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to incentives stock options, such rules shall apply to the limit on Incentive Share Options granted under the Plan.
      (f) The maximum number of shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares. For purposes of this subsection 4.2(f), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of applying the limitations of this subsection 4.2(f).
      (g) For Full Value Awards that are intended to be Performance-Based Compensation, no more than 200,000 Shares may be delivered pursuant to such Awards granted to any one Participant during any one-calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this 4.2(g) that are intended to be Performance-Based Compensation shall be subject to the following:

(i) If the Awards are denominated in Shares but an equivalent amount of cash is delivered in lieu of delivery of Shares, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of Shares into cash.

(ii) If delivery of Shares or cash is deferred until after Shares have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.
      (h) For Cash Incentive Value Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any twelve-month performance period shall equal $10,000,000 (pro rated for performance periods that are greater or lesser than twelve months); provided that Awards described in this subsection 4.2(h) that are intended to be Performance-Based Compensation, shall be subject to the following:

(i) If the Awards are denominated in cash but an equivalent amount of Shares is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into Shares.

(ii) If delivery of Shares or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

      4.3     Adjustments to Shares. In the event of a corporate transaction involving ProLogis (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (a) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 4.2); (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options and SARs; and (d) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the Shares subject to the Option or SAR at the time of the transaction over the exercise price).
      4.4     Change in Control. In the event that (a) a Participant’s employment or service, as applicable, is terminated by ProLogis or the successor to ProLogis (or a Related Company which is his or her employer) for reasons other than Cause within 24 months following a Change in Control, or (b) the Plan is terminated by ProLogis or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Options and related Awards which have not otherwise expired shall become immediately exercisable and all other Awards shall become fully vested. For purposes of this subsection 4.4, a Participant’s employment or service shall be deemed to be terminated by ProLogis or the successor to ProLogis (or a Related Company) if the Participant terminates employment or service after (I) a substantial adverse alteration in the nature of the Participant’s status or responsibilities from those in effect immediately prior to the Change in Control, or (II) a material reduction in the Participant’s annual base salary and target bonus, if any, or, in the case of a Participant who is an Outside Trustee, the Participant’s annual compensation, as in effect immediately prior to the Change in Control. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 4.3, and immediately following the Change in Control the Participant becomes employed (if the Participant was an employee immediately prior to the Change in Control) or a trustee or board member (if the Participant was an Outside Trustee immediately prior to the Change in Control) of the entity into which ProLogis merged, or the purchaser of substantially all of the assets of ProLogis, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this subsection 4.4 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.
      4.5     Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:
      (a) Notwithstanding any other provision of the Plan, ProLogis shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.
      (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.
      (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
      4.6     Liability for Cash Payments. Subject to the provisions of this Section 4, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.
      4.7     Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Shares which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned Shares that have been held by the Participant or Shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).
      4.8     Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 4.8, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event shall an Incentive Share Option be transferable to the extent that such transferability would violate the requirements applicable to such option under section 422 of the Code.
      4.9     Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of ProLogis or the Related Company, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.
      4.10     Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
      4.11     Agreement With ProLogis or Related Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with ProLogis or the Related Company, as applicable (the “Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.
      4.12     Limitation of Implied Rights.
      (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of ProLogis or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which ProLogis or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of ProLogis and any Related Company. Nothing contained in the Plan shall constitute a guarantee by ProLogis or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.
      (b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of ProLogis or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of ProLogis prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and Shares are registered in his name.
      4.13     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
      4.14     Action by ProLogis or Related Company. Any action required or permitted to be taken by ProLogis or any Related Company shall be by resolution of its board of trustees or directors, as applicable, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of ProLogis.
      4.15     Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
      4.16     Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Maryland, without giving effect to choice of law principles.
      4.17     Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which ProLogis or a Related Company operates or has employees.
SECTION 5
COMMITTEE
       5.1     Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the committee described in subsection 5.2 (the “Committee”) in accordance with this Section 5. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
      5.2     Selection of Committee. So long as ProLogis is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of section 162(m) of the Code and applicable regulations. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Outside Trustees, the Committee shall be the Board.
      5.3     Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:
      (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it at the time the Award is granted or thereafter. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to ProLogis’s or a Related Company’s success and such other factors as the Committee deems relevant.
      (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.
      (c) Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

      (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
      (e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted, is expressly stated in the Agreement reflecting the Award and is permitted by applicable law).
      Without limiting the generality of the foregoing, it is the intention of ProLogis that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A.
      5.4     Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange or NASDAQ (if appropriate), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
      5.5     Information to be Furnished to Committee. ProLogis and the Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of ProLogis and the Related Companies as to an employee’s or Participant’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee consider desirable to carry out the terms of the Plan.
      5.6     Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall ProLogis or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a trustee, director or employee of ProLogis or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by ProLogis against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.
SECTION 6
AMENDMENT AND TERMINATION
       The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 4.3 shall not be subject to the foregoing limitations of this Section 6; and further provided that the provisions of subsection 2.8 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by ProLogis’s shareholders. It is the intention of ProLogis that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to section 409A.

SECTION 7
DEFINED TERMS
       (a) “Agreement” has the meaning set forth in subsection 4.11.
      (b) “Approval Date” means the date on which the Plan is approved by ProLogis’s shareholders.
      (c) “Award” means any award described in Section 2 or 3 of the Plan.
      (d) “Beneficiary” means the person or persons the Participant designates to receive the balance of his or her benefits under the Plan in the event the Participant’s Termination Date occurs on account of death. Any designation of a Beneficiary shall be in writing, signed by the Participant and filed with the Committee prior to the Participant’s death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance of the Participant’s benefits under the Plan shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Participant, the Beneficiary shall be the Participant’s estate.
      (e) “Board” means the Board of Trustees of ProLogis.
      (f) “Cause” shall mean (i) the willful and continued failure by the Participant to substantially perform his duties with ProLogis or any Related Company after written notification by ProLogis or the Related Company, (ii) the willful engaging by the Participant in conduct which is demonstrably injurious to ProLogis or any Related Company, monetarily or otherwise, or (iii) the engaging by the Participant in egregious misconduct involving serious moral turpitude, determined in the reasonable judgment of the Committee. For purposes hereof, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action was in the best interest of ProLogis or Related Company.
      (g) “Change in Control” means the first to occur of any of the following:

(i) the consummation of a transaction, approved by the shareholders of ProLogis, to merge ProLogis into or consolidate ProLogis with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of ProLogis, the surviving corporation or corporation directly or indirectly controlling ProLogis or the surviving corporation, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of ProLogis immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of ProLogis may be a new holder of such beneficial ownership; or

(ii) the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of ProLogis is acquired, other than from ProLogis, by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar equity plan of ProLogis); or

(iii) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by ProLogis’s shareholders, of each new trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).
      (h) “Code” means the Internal Revenue Code of 1986, as amended.
      (i) “Committee” has the meaning set forth in subsection 5.1.
      (j) “Termination Date” means the date on which a Participant both ceases to be an employee of ProLogis and the Related Companies and ceases to perform material services for ProLogis and the Related Companies (whether as a trustee or otherwise), regardless of the reason for the cessation; provided that a “Termination

Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by ProLogis or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Trustee, “Termination Date” means date on which the Outside Trustee’s service as an Outside Trustee terminates for any reason.
      (k) “Disability” means, except as otherwise provided by the Committee, the Participant’s inability, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of his regular occupation, which condition is expected to be permanent; provided, however, that in the case of an Outside Trustee, “Disability” means an injury or illness which, as determined by the Committee, renders the Participant unable to serve as a trustee of ProLogis.
      (l) “Effective Date” has the meaning set forth in subsection 4.1.
      (m) “Eligible Individual” means any employee or trustee of ProLogis or a Related Company, including any member of the Board who is not an employee of ProLogis or a Related Company.
      (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (o) “Expiration Date” has the meaning set forth in subsection 2.10.
      (p) “Fair Market Value” of a Share means, as of any date, the value determined in accordance with the following rules:

(i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the average of the highest and lowest sales price per Share on such date on the principal exchange on which the Shares are then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii) If the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the average of the lowest reported bid price and highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Shares in such market.

(iii) If the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

(iv) For purposes of determining the Fair Market Value of Shares that are sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Shares are sold.
      (q) “Full Value Award” has the meaning set forth in Section 3.1.
      (r) “Incentive Share Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422 of the Code.
      (s) “Non-Qualified Share Option” means an Option that is not intended to be an Incentive Share Option.
      (t) “Option” has the meaning set forth in subsection 2.1(a).
      (u) “Outside Trustee” means a trustee of ProLogis who is not an officer or employee of ProLogis or the Related Companies.
      (v) “Participant” shall have the meaning set forth in subsection 1.3.
      (w) “Performance-Based Compensation” shall have the meaning set forth in subsection 3.3.
      (x) “Performance Criteria” means performance targets based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items) or net earnings; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) share price or total shareholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xix) funds from operations (FFO) or funds available for distribution (FAD); (xx) economic value added (or an equivalent metric); (xxi) share price performance; (xxii) improvement in or attainment of expense levels or working capital levels; or (xxiii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of ProLogis, a Related Company, or a division or strategic business unit of ProLogis, or may be applied to the performance of ProLogis relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to exclude impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events and the cumulative effects of tax or accounting principles and identified in financial statements, notes to financial statements, management’s discussion and analysis or other SEC filings.
      (y) “Prior Plans” means ProLogis 1997 Long-Term Incentive Plan and ProLogis 2000 Share Option Plan for Outside Trustees.
      (z) “Related Company” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by ProLogis (or by any entity that is a successor to ProLogis), and any other business venture designated by the Committee in which ProLogis (or any entity that is a successor to ProLogis) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.
      (aa) “Retirement” means, with respect to any Participant, the occurrence of a Participant’s Termination Date after the Participant has attained at least age 60 and provided at least five years of service to ProLogis or the Related Companies; provided, however, that with respect to any Award granted to a Participant who is an Outside Trustee, “Retirement” shall mean the Termination Date after attaining at least age 60 and providing at least five years of service as a trustee to ProLogis.
      (bb) “SAR” or “Share Appreciation Right” has the meaning set forth in subsection 2.1(b).
      (cc) “Shares” means common shares of beneficial interest of ProLogis.